News Release

For Immediate Release

                APPROVALS FOR MEDQUEST ACQUISITION AND MAVERICK
                   PRIVATE PLACEMENT AT WORLDHEART ANNUAL AND
                          SPECIAL SHAREHOLDERS MEETING

Oakland, CA, USA - July 19, 2005: (NASDAQ: WHRT, TSX: WHT) - World Heart Corporation ("WorldHeart" or the "Company") held its annual and special meeting of shareholders on Monday, July 18, 2005. At the meeting, the shareholders approved the issuance of common shares of the Company to MedQuest Products, Inc. ("MedQuest") in connection with the acquisition by WorldHeart of the business of MedQuest, and the private placement of common shares of the company to Maverick Venture Management, LLC ("Maverick"). In addition, the shareholders approved the reduction of the exercise price of the warrants issued by WorldHeart in September 2004 from US$1.55 per share to US$1.00 per share for a period of 14 days following the approval of the resolution.

"We are pleased that the shareholders have approved these important steps in this strategic acquisition" commented Jal S. Jassawalla, President and Chief Executive Officer of WorldHeart. "This transaction provides WorldHeart with a product platform that allows the Company to address the needs of both late and end-stage heart failure patients."

The shareholders also approved certain matters related to the Company's Stock Option Plan as well as the continuance of the Company under the Canada Business Corporations Act.

About World Heart Corporation:
World Heart Corporation is a global medical device company headquartered in Oakland, California, USA with an additional facility in Heesch, Netherlands. WorldHeart's registered office is Ottawa, Ontario, Canada.

Forward-Looking Statements
--------------------------

Any forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including without limitation, risks in product development and market acceptance of and demand for the Company's products, risks associated with costs and delays posed by government regulation, limitations on third-party reimbursement, inability to protect proprietary technology, potential product liability, delays in the completion of or an unsuccessful

                                   WORLDHEART
                              Technology for Life
         WORLD HEART CORPORATION o 7799 PARDEE LANE, OAKLAND, CA 94621
                  PHONE: (510) 563-5000 o FAX: (510) 563-5004
                               www.worldheart.com
result in the RELIANT Trial and other risks detailed in the Company's filings with the Securities and Exchange Commission, including its recently filed Proxy Statement and Amended Annual Report on Form 10-KSB/A for year ended 2004.

                                      -30-

Contact Information:
World Heart Corporation
Mr. Richard Juelis (510) 563-4713
Ms. Peggy Allman (510) 563-4721
www.worldheart.com
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                                   WORLDHEART
                              Technology for Life
         WORLD HEART CORPORATION o 7799 PARDEE LANE, OAKLAND, CA 94621
                  PHONE: (510) 563-5000 o FAX: (510) 563-5004
                               www.worldheart.com